                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             SYSTEMSOFT CORPORATION
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

                             SYSTEMSOFT CORPORATION
                             ----------------------
           (Name of Person(s) Filing Consent Solicitation Statement)

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: $ 125.00

     2)   Form Schedule or Registration Statement No.: Schedule 14A Information
                                                       (Preliminary Proxy
                                                        Statement)

     3)   Filing Party: Registrant

     4)   Date Filed: 6/19/96

                            SYSTEMSOFT CORPORATION
                            ----------------------

                                       July 16, 1996

Dear Stockholder:

At the Annual Meeting of Stockholders on June 19, 1996, SystemSoft announced a 2 for 1 stock split in the form of a dividend payable on July 17, 1996, to all holders of record as of the close of business on July 3, 1996. Also, on June 19/th/, SystemSoft's Board of Directors called a Special meeting of Stockholders for July 30, 1996. At that meeting, stockholders will be asked to approve an increase in the authorized number of common shares from 30,000,000 to 90,000,000 shares.

As discussed more fully in the proxy statement, the Board of Directors believes it is necessary to seek the authorization of the additional shares to provide sufficient shares for such corporate purposes as may be determined by the Board including:

     -  To acquire other businesses
     -  To raise additional capital
     - To facilitate broader ownership of the company's common stock by effecting a stock split or issuing a stock dividend

Other than the stock split, the company at present has no plans, commitments, agreements or undertakings obligating the company to issue any such additional shares, although it will continue to monitor market conditions in order to determine the advisability of such action.

Several weeks ago, we mailed you a proxy statement describing this proposal and asked you to return the proxy enclosed in that package. As of this date, we have not yet received your vote.

As time is short before the meeting date, and as a favorable vote by a majority of all outstanding shares is required to approve this proposal, your immediate favorable response would be greatly appreciated.

Would you please take a moment to review, complete, date and sign the enclosed duplicate proxy card and return it in the postage-paid envelope provided. Your prompt response will help us reduce the expense associated with follow-up solicitation efforts.

If you have any questions about voting your shares, please call the Altman Group, our proxy solicitor, collect at (212) 681-9600.

Thank you very much for your cooperation.

                                       Sincerely,

                                       /s/ Robert F. Angelo

                                       Robert F. Angelo
                                       Chairman and Chief Executive Officer

                             SYSTEMSOFT CORPORATION
                             ----------------------

                                       July 16, 1996

Dear Stockholder:

At the Annual Meeting of Stockholders on June 19, 1996, SystemSoft announced a 2 for 1 stock split in the form of a dividend payable on July 17, 1996, to all holders of record as of the close of business on July 3, 1996. Also, on June 19/th/, SystemSoft's Board of Directors called a Special meeting of Stockholders for July 30, 1996. At that meeting, stockholders will be asked to approve an increase in the authorized number of common shares from 30,000,000 to 90,000,000 shares.

As discussed more fully in the proxy statement, the Board of Directors believes it is necessary to seek the authorization of the additional shares to provide sufficient shares for such corporate purposes as may be determined by the Board including:

     -  To acquire other businesses
     -  To raise additional capital
     - To facilitate broader ownership of the company's common stock by effecting a stock split or issuing a stock dividend

Other than the stock split, the company at present has no plans, commitments, agreements or undertakings obligating the company to issue any such additional shares, although it will continue to monitor market conditions in order to determine the advisability of such action.

Several weeks ago, we mailed you a proxy statement describing this proposal and asked you to return the proxy enclosed in that package. Because your shares are held by a bank or broker, and you return your proxy to that firm or to their voting agent, we have no way of knowing if you have voted your shares.

If you have already voted, I thank you for your attention. If you have not yet returned a proxy, please take a moment to review, complete, date and sign the enclosed duplicate proxy card and return it in the postage-paid envelope provided. Your prompt response will help us reduce the expense associated with follow-up solicitation efforts.

As time is short before the meeting date, and as a favorable vote by a majority of all outstanding shares is required to approve this proposal, your immediate favorable response would be greatly appreciated.

If you have any questions about voting your shares, please call the Altman Group, our proxy solicitor, collect at (212) 681-9600. Thank you very much for your cooperation.

                                       Sincerely,

                                       /s/ Robert F. Angelo

                                       Robert F. Angelo
                                       Chairman and Chief Executive Officer